THE HIGH YIELD INCOME FUND, INC.
	Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102







                                                     April 23, 2004





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:	The High Yield Income Fund, Inc. (the ?Fund?)
         File No.:  811-5296


Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the six-month year period ended February 29, 2004 and
(2) such other information
required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                     Very truly yours,



                                          /s/Marguerite E.H. Morrison
                                             Marguerite E.H. Morrison
                                              Chief Legal Officer and
                                                  Assistant Secretary

Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 23rd day of April, 2004.









THE HIGH YIELD INCOME FUND, INC.





Witness:/s/Marguerite E.H. Morrison		  By: /s/Grace C. Torres
            Marguerite E.H. Morrison		  Grace C. Torres
            Chief Legal Officer and		  Treasurer and Principal
Assistant Secretary			  Financial and Accounting
						  Officer



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